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                                                                   EXHIBIT 24-2

                        MICHIGAN CONSOLIDATED GAS COMPANY

                             SECRETARY'S CERTIFICATE



         The undersigned, Vice President, General Counsel and Secretary of Michigan Consolidated Gas Company (the "Company"), a Michigan corporation, hereby certifies that the following is a true and correct copy of resolutions duly adopted by the unanimous written consent of the Company's Board of Directors on June 1, 1998, and such resolutions have not been modified, amended or rescinded and remain in full force and effect on the date hereof.

         RESOLVED, that it is in the best interests of the Corporation to issue, from time to time, debentures, notes and/or other evidences of indebtedness (the "Debt Securities") as may be deemed necessary or desirable by the Board. The Debt Securities may be denominated or payable in or issued for an equivalent amount of foreign currencies or foreign currency units, may be convertible into or obligate the Corporation or any subsidiary to issue or deliver securities of the Corporation or any other entity or may be issued at original issue discount, the aggregate amount of Securities hereby authorized being that amount as may result in the initial offering prices to the public for all Debt Securities aggregating up to $400,000,000 (determined in the case of foreign currencies or foreign currency units based upon the equivalent in U.S. Dollars, or in the case of other Securities or property, based on the fair market value thereof, determined in good faith and consistent with any applicable rules and regulations of the Securities and Exchange Commission (the "SEC")), of which $215,000,000 is carried over from a previous approval by this Board on November 1, 1996;

         FURTHER RESOLVED, that the officers of the Corporation and Sebastian Coppola, Senior Vice President and Treasurer of MCN Energy Group Inc. are hereby designated "Authorized Officers" to act and execute documents as provided herein in connection with the registration of the Debt Securities and the other transactions contemplated hereby;

         FURTHER RESOLVED, that the Corporation shall prepare and file, or caused to be prepared and filed, with the SEC one or more Registration Statements on form S-3 with respect to the Debt Securities under the Securities Act of 1933, as amended, including a prospectus (the "Prospectus"), and any amendments or supplements thereto, together with all documents required as exhibits to said Registration Statement or Statements, including supplements to the Prospectus, and all certificates, consents, letters, instruments, applications and other documents which may be required to be filed with the SEC with respect to the registration and offering of the Debt Securities described therein, and that the signature of any director or officer of the Corporation required to be affixed to the Registration Statement or to any amendments thereto may be affixed by such director or officer personally or by an attorney in fact duly constituted in writing by such director or officer, and that the Corporation take any and all other actions that any such Authorized Officer shall deem necessary or advisable in connection therewith;

         FURTHER RESOLVED, that Ronald E. Christian, Vice President, General Counsel and Secretary of the Corporation, is hereby designated as its agent for service of process to be named in

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such Registration Statement and authorized to receive notices and communications from the SEC in connection with the Registration Statement;

         FURTHER RESOLVED, that the Authorized Officers and each of them individually, are hereby authorized to sign, personally or by an attorney in fact duly constituted in writing by such officer, the Registration Statement and all amendments thereto;

         FURTHER RESOLVED, that any one Authorized Officer, and each of them hereby is, authorized and empowered to negotiate the terms of and to execute and deliver, on behalf of the Corporation, an indenture or indentures, including one or more supplements to any indenture, with any trustee or trustees appointed as provided below, under the corporate seal (if requested), to be thereto affixed and attested by the Secretary, and that any Authorized Officer is hereby authorized to select one or more institutions (each of which shall be a qualified bank or trust corporation under the Trust Indenture Act of 1939, as amended) to serve as trustee or trustees (each a "Trustee") with respect to any issue of Debt Securities, such indenture or indentures, or supplement or supplements, to be in such form, have such provisions and bear such date as may be approved by the Authorized Officer executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements;

         FURTHER RESOLVED, that the office or agency of the Corporation in the Borough of Manhattan, City and State of New York, for the purpose set forth in any indenture, shall be the office at which the corporate trust business of the Trustee under such indenture shall be principally administered in said Borough;

         FURTHER RESOLVED, that subject to applicable law, the Authorized Officers are, and any one of them individually is, authorized and directed to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification of part or all of the Debt Securities for offer and sale under the securities or Blue Sky laws of any of the states and other jurisdictions of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such papers and instruments as may be required under such laws;

         FURTHER RESOLVED, that any one Authorized Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to make application to such securities exchange as the officer so acting shall deem necessary or appropriate for the listing thereon of any issues of Securities by the Corporation and, in connection therewith, to register the Debt Securities under an appropriate registration statement to be filed with the SEC under the Securities Exchange Act of 1934, as amended, if necessary, and each of the Authorized Officers is hereby authorized in the name of and on behalf of the Corporation to execute any documents required for that purpose and to cause the same to be properly filed; and



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         FURTHER RESOLVED, that all prior actions taken by officers or agents of the Corporation in order to effectuate the purpose and intent of the foregoing resolutions are hereby ratified and confirmed.

         IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of June, 1998.


                                          /s/ Ronald E. Christian
                                          ------------------------------------
                                          Ronald E. Christian
                                          Vice President, General Counsel and
                                                 Secretary